Exhibit 31.1

Section 302 Certification of Principal Executive Officer

I, Mark A. Swatek, certify that:

1.	I have reviewed this report on Form 10-K/A of SouthWest Water Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 28, 2010	/s/ MARK A. SWATEK
Mark A. Swatek
Chief Executive Officer and President
(Principal Executive Officer)